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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                              ___________________

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 2, 1998

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)


                                   Delaware
                           (State of Incorporation)



1-13087                                                04-2473675
(Commission File Number)                               (IRS Employer Id. Number)

8 Arlington Street
Boston, Massachusetts                                                      02116
(Address of principal executive offices)                              (Zip Code)

                                (617) 859-2600
             (Registrant's telephone number, including area code)
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

          On May 7, 1998, Boston Properties Limited Partnership , the operating partnership subsidiary (the "Operating Partnership") of Boston Properties, Inc. (the "Registrant" or the "Company"), entered into various agreements (the "Agreements") providing for the acquisition of the existing commercial components of the mixed-use complex known as "The Prudential Center," located in Boston, Massachusetts (the "Existing Improvements") and a fifty percent (50%) interest in the rights to redevelop certain portions of The Prudential Center (the "Development Rights").

          On July 2, 1998, the Operating Partnership completed the acquisition of the Existing Improvements and the Development Rights from The Prudential Insurance Company of America ("Prudential"). The Existing Improvements consist primarily of the following: (i) the 52 story office building known as the "Prudential Tower" containing approximately 1.2 million net rentable square feet of floor area; (ii) the 25 story office building known as "101 Huntington Avenue" containing approximately 500,000 net rentable square feet of floor area;
(iii) the "Shops at Prudential" containing approximately 500,000 net rentable square feet of floor area for retail purposes and (iv) a parking garage containing in excess of 2,500 parking spaces. Major tenants of the Existing Improvements include Gillette, Boston Edison, John Hancock, Arnold Communications, Bronner Slosberg, Lord & Taylor, Saks and Star Market.

          The Development Rights consist primarily of rights to expand The Prudential Center by approximately 991,000 square feet of office space, 263,000 square feet of retail and community services space and 422,000 square feet of housing. The Development Rights are owned by BP Prucenter Development LLC ("Development LLC"), a limited liability company owned fifty percent by the Operating Partnership and fifty percent by Prudential.

          The consideration paid for the Existing Improvements was $519 million. The aggregate consideration paid on July 2, 1998 consisted of $422.8 million in cash and the issuance of approximately 2.99 million Common Units of Limited Partnership ("Common Units") in the Operating Partnership, based on a price of $32.125 per Common Unit. Common Units may be redeemed by the holder thereof for cash equal to the then current value of a share of the common stock ("Common Stock") of the Company or, at the Company's election, for one share of Common Stock. A portion of the consideration paid for the Existing Improvements was made using the proceeds of a mortgage loan in the aggregate amount of $300 million syndicated among three insurance companies.

          The consideration paid by the Operating Partnership for fifty percent of the Development Rights was $27 million in cash.

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          In connection with the acquisition of the Existing Improvements, the
Company has entered into agreements with Prudential that generally provide that, for a period of eight years, the Company may not sell or otherwise transfer the Existing Improvements in a taxable transaction. In addition, the Company has agreed to maintain non-recourse indebtedness secured by the Existing Improvements.

          Immediately after the consummation of the acquisition of the Existing Improvements and the Development Rights, the Company issued and sold in a private placement to Strategic Value Investors II, LLC (an affiliate of Prudential) approximately 1.675 million shares of Common Stock at a price of $32.125 per share.


Item 7    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements under Rule 3-14 of Regulation S-X

Financial Statements for the Prudential Center will be filed by amendment as soon as practicable, but in no event later than September 15, 1998.

(b)  Pro Forma Financial Information

Pro forma financial statements for the Prudential Center will be filed by amendment as soon as practicable, but in no event later than September 15, 1998.

(c)  Exhibits

Exhibit No.
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99.1  Purchase and Sale Agreement, dated May 7, 1998, by and between Prudential and the Operating Partnership.

99.2 Contribution Agreement, dated as of May 7, 1998, by and between Prudential and the Operating Partnership.

99.3 Registration Rights Agreement, dated as of July 2, 1998, by and among the Registrant, Strategic Value Investors II, LLC and Prudential.

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                            BOSTON PROPERTIES, INC.
                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BOSTON PROPERTIES, INC.


                                    /s/ David G. Gaw
                                    ----------------
                                    David G. Gaw,
                                    Chief Financial Officer

Date:  July 17, 1998

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